Exhibit 99.23.p2

CODE OF ETHICS

ANCORA ADVISORS LLC

1.

Definitions

(a)

“Access person” means any director, trustee, officer, general partner, or advisory person of the Advisor.

(b)

“Advisor” means Ancora Advisors LLC.

(c)

“Advisor personnel” means any employees, officers and directors of the Advisor who are subject to the requirements of SEC Rule 17j-1.

(d)

“Advisory person” means (i) any employee of the Advisor or of any company in a control relationship to the Advisor, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Advisor who obtain information concerning recommendations made to the Advisor with regard to the purchase or sale of covered securities by an investment company.

(e)

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(f)

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

(g)

“Covered security” means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:

(1)

Direct obligations of the Government of the United States;

(2)

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)

Shares issued by open-end registered investment companies.

(h)

“Investment company” means a company registered as such under the Investment Company Act of 1940 and for which the Advisor is the investment advisor.

(i)

“Investment personnel” of the Advisor means:  (i) any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an investment company; and (ii) any natural person who controls the Advisor and who obtains information concerning recommendations made to an investment company regarding the purchase or sale of securities by the investment company.

(j)

“Purchase or sale of a covered security” includes, among other things, the writing of an option to purchase or sell a covered security.

2.

Statement of General Fiduciary Principles

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

*

The interests of investment company shareholders and clients of the Advisor must be placed first at all times;

*

All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

*

Advisor personnel should not take inappropriate advantage of their positions.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Advisor personnel from liability for personal trading or other conduct that violates a fiduciary duty to investment company shareholders.

3.

Substantive Restrictions on Personnel Investing Activities -- Blackout Periods

*

No access person shall execute a securities transaction on a day during which, to his knowledge, any investment company has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

4.

Reporting

(a)

Initial Holdings Reports

(1)

Every access person shall report to the Advisor, no later than 10 days after the person becomes an access person, the following information:

(A)

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(B)

The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(C)

The date that the report is submitted by the access person.

(b)

Quarterly Transaction Reports.

(1)

Except as otherwise provided below, every access person shall report to the Advisor, no later than 10 days after the end of each calendar quarter, the following information:

(A)

With respect to transactions in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the covered security:

(i)

The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)

The price of the covered security at which the transaction was effected;

(iv)

The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)

The date that the report is submitted by the access person.

(B)

With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)

The name of the broker, dealer or bank with whom the access person established the account;

(ii)

The date the account was established; and

(iii)

The date that the report is submitted by the access person.

(2)

Notwithstanding Section 4(b)(1) of this Code, an access person need not make a report to the Advisor where the report would duplicate information required to be recorded under Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

(3)

An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the broker trade confirmations or account statements, or in the records of the Fund.

(c)

Annual Holdings Reports

(1)

Not later than January 31 of each year, every access person shall report to the Advisor annually the following information (which must be current as of December 31 of such year).

(A)

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(B)

The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(C)

The date that the report is submitted by the access person.

(d)

Exception

A person need not make a report under this section with respect to transactions effected for, and covered securities held in, any account over which the person has no direct or indirect influence or control.

(e)

Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(5)

Administration of the Code of Ethics

(a)

General Rule

The Advisor must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

(b)

Written Report to Investment Company Board of Trustees

No less frequently than annually, the Advisor must furnish to the board of trustees of the investment company a written report that:

(1)

Describes any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)

Certifies that the Advisor has adopted procedures reasonably necessary to prevent access persons from violating the Code.

(c)

Sanctions

Upon discovering a violation of this Code, the Advisor may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.